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                              JONES & KELLER, P.C.
                            1625 Broadway, Suite 1600
                             Denver, Colorado 80202
                                 (303) 573-1600


                                                                       EXHIBIT 5


                                 October 29, 1999



Black Hawk Gaming & Development Company, Inc.
240 Main Street
Black Hawk, Colorado 80422

Gentlemen:

         You have requested our opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Black Hawk Gaming & Development Company, Inc. (the "Corporation"), relating to the offer and sale of up to 679,500 shares of the Common Stock of the Corporation (the "Common Stock") under the 1994 Employees' Incentive Stock Option Plan and the 1996 Incentive Stock Option Plan approved by the Corporation's Board of Directors and by the Corporation's shareholders (the "Plans"). In connection with your request, we have made such examinations of the corporate records and proceedings of the Corporation and considered such questions of law and taken such further action as we deemed necessary or appropriate to enable us to render this opinion.

         Based upon such examination, we are of the opinion that when the Common Stock has been purchased and the purchase price therefor has been paid as described in the Plans and the Registration Statement, as the same may be amended, and when the Corporation has complied with the Securities Act of 1933, as amended, and with the securities laws of the State of Colorado and all other jurisdictions in which Common Stock is to be sold pursuant to the exercise of stock options granted under the Plans, the Common Stock will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, however, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    JONES & KELLER, P.C.

                                    /s/ Samuel E. Wing